                                                                     EXHIBIT 4.9

                          REGISTRATION RIGHTS AGREEMENT

                                      among

                           OPTIMARK TECHNOLOGIES, INC.

                                       and

                           THE HOLDERS OF ITS SERIES B

                            CONVERTIBLE PARTICIPATING

                                 PREFERRED STOCK

                               - April 23, 1998 -

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----

1.      Definitions..............................................................................1

2.      General; Securities Subject to this Agreement............................................3

        (a)    Grant of Rights...................................................................3
        (b)    Registrable Securities............................................................3
        (c)    Holders of Registrable Securities.................................................3

3.      Piggy-Back Registration..................................................................3

        (a)    Piggy-Back Rights.................................................................3
        (b)    Expenses..........................................................................4

4.      Holdback Agreements......................................................................4

        (a)    Restrictions on Public Sale by Designated Holders.................................4
        (b)    Restrictions on Public Sale by the Company........................................4

5.      Registration Procedures..................................................................5

        (a)    Obligations of the Company........................................................5
        (b)    Seller Information................................................................7
        (c)    Notice to Discontinue.............................................................8
        (d)    Registration Expenses.............................................................8

6.      Indemnification; Contribution............................................................8

        (a)    Indemnification by the Company....................................................8
        (b)    Indemnification by Designated Holders.............................................9
        (c)    Procedures........................................................................9
        (d)    Contribution.....................................................................10
        (e)    Limitations......................................................................10

7.      Rule 144................................................................................10

8.      Miscellaneous...........................................................................10

        (a)    Recapitalizations, Exchanges, etc................................................10
        (b)    No Inconsistent Agreements.......................................................11
        (c)    Remedies.........................................................................11
        (d)    Amendments and Waivers...........................................................11
        (e)    Notices..........................................................................11
        (f)    Successors and Assigns; Third Party Beneficiaries................................12
        (g)    Counterparts.....................................................................12
        (h)    Headings.........................................................................12
        (i)    Governing Law....................................................................12
        (j)    Severability.....................................................................12
        (k)    Entire Agreement.................................................................12
        (l)    Further Assurances...............................................................13

        REGISTRATION RIGHTS AGREEMENT, dated April 23, 1998 (this "Agreement"), among OptiMark Technologies, Inc., a Delaware corporation (the "Company"), and the purchaser(s) ("Purchasers") of the Company's Series B Convertible Participating Preferred Stock ("Series B Stock") listed on Schedule I hereto.

        This Agreement is made in connection with the Series B Stock Purchase Agreement (the "Stock Purchase Agreement"), between the Company and the Purchasers pursuant to which the Company has agreed to issue and sell Series B Stock to the Purchasers. Each share of Series B Stock is convertible into one
(1) share of Common Stock, subject to potential adjustments. In order to induce the Purchasers to purchase Series B Stock, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

        The parties hereby agree as follows:

        1. Definitions. As used in this Agreement in addition to other capitalized terms defined elsewhere herein, the following terms shall have the meanings indicated:

                "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "Affiliate" shall mean any Person who is an "affiliate" of another designated Person, as defined in Rule l2b-2 of the General Rules and Regulations under the Exchange Act.

                "Common Stock" means the common stock, par value $.01 per share, of the Company or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

                "Company" has the meaning assigned to such term in the recital to this Agreement.

                "Company Underwriter" has the meaning assigned such term in
Section 3(a) below.

                "Damages" has the meaning assigned to such term in Section 6(a) below.

                "Designated Holder" means each Purchaser and any transferee of any Purchaser to whom Registrable Securities have been transferred in accordance with the provisions of this Agreement and the Stockholders Agreement, other than a transferee to whom such securities have been transferred pursuant to a Registration Statement or Rule 144 or Regulation S under the Act.

                "Exchange Act" means the Securities Exchange Act of 1934 as amended, and the rules and regulations promulgated thereunder.

                "Holders' Counsel" has the meaning assigned such term in Section 5(a)(i) below.

                "Indemnified Party" has the meaning assigned such term in
Section 6(c) below.

                "Indemnifying Party" has the meaning assigned such term in
Section 6(c) below.

                "Inspector" has the meaning assigned such term in Section 5(a)(viii) below.

                "IPO Effectiveness Date" means the date upon which the Company commences an initial offer for sale of shares of Common Stock pursuant to an effective Registration Statement.

                "NASD" means the National Association of Securities Dealers,
Inc.

                "Other Rights Holders" means (i) the holders of the Company's Series A Convertible Participating Preferred Stock, and (ii) any other Persons (including, without limitation, the other holders of Series B Stock and The Nasdaq Stock Market, Inc.) holding registration rights with respect to Common Stock whose registration rights have not expressly been made junior to the registration rights of the Designated Holders hereunder.

                "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                "Purchaser(s)" has the meaning assigned to such term in the recital to this Agreement.

                "Records" has the meaning assigned such term in Section 5(a)(viii) below.

                "Registrable Securities" means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders and issued or issuable upon conversion of shares of Series B Stock, (b) any other shares of Common Stock acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to shares of Common Stock or shares of Series B Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, and shares of Common Stock issuable upon conversion, exercise or exchange thereof, and (d) to the extent exercisable at the time such amount of Registrable Securities is to be determined, any and all shares of Common Stock issuable upon exercise of the VSC Warrant.

                "Registration Expenses" has the meaning set forth in Section 5(d) below.

                "Registration Statement" means a Registration Statement filed by the Company pursuant to the Act.

                "SEC" means the Securities and Exchange Commission or any successor agency then having jurisdiction to enforce the Act.

                "Series B Stock" has the meaning assigned to such term in the recital to this Agreement.

                "Stock Purchase Agreement" has the meaning assigned such term in the recital to this Agreement.

                "Stockholders Agreement" means the Amended and Restated Stockholders Agreement dated April 23, 1998, as amended from time to time, among the Company and certain stockholders thereof.

                "VSC Warrant" means the Common Stock Purchase Warrant dated April 23, 1998 pursuant to which Virginia Surety Company, Inc. has the right to purchase up to 500,000 shares of Common Stock at an exercise price of $10.00 per share, subject to potential adjustment.

        2.      General; Securities Subject to this Agreement

                (a) Grant of Rights. The Company hereby grants registration rights to the Purchasers upon the terms and conditions set forth in this Agreement.

                (b) Registrable Securities. For purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective by the SEC, and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of such Registrable Securities proposed to be sold in a single sale are or, in the opinion of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, may be distributed to the public without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Act, or (iii) such Registrable Securities are sold, distributed or proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

                (c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the record owner of such Registrable Securities.

        3.      Piggy-Back Registration

                (a) Piggy-Back Rights. At any time after the IPO Effectiveness Date, if either (I) the Company proposes to file a Registration Statement with respect to an offering by the Company of Common Stock for its own account (other than a Registration Statement on Form S-4 or S-8 or any successors thereto) (a "Company Registration"), or (II) the Company is required to file a Registration Statement upon demand by and for the account of any "Initiating Holders", as defined and provided in Section 3 of the Registration Rights Agreement dated August 27, 1996, as amended, among the Company and the holders of its Series A Stock (a "Demand Registration"), then the Company shall give written notice of such proposed filing to each of the Designated Holders of

Registrable Securities at least thirty (30) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register such number of Registrable Securities as each such holder may request. The Company shall, and shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering (the "Company Underwriter") to, permit the Designated Holders of Registrable Securities who have requested in writing to participate in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the Initiating Holders included therein. In connection with any offering under this Section 3(a) involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the Company Underwriter, and then only in such quantity as will not, in the opinion of the Company Underwriter, jeopardize the success of the offering by the Company. If in the written opinion of the Company Underwriter the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect such public offering, then the Company shall include in the underwriting, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, (A) in connection with a Company Registration, first, all of the securities to be offered for the account of the Company; and second, as a group, (i) the Registrable Securities requested by Designated Holders to be sold in the offering, and (ii) the Common Stock requested by Other Rights Holders to be sold in the offering, pro rata based upon the number of shares of Registrable Securities/Common Stock owned by such Persons; or (B) in connection with a Demand Registration, first, as a group, (i) the Registrable Securities requested by Designated Holders to be sold in the offering, and (ii) the Common Stock requested by Other Rights Holders to be sold in the offering, pro rata based upon the number of shares of Registrable Securities/Common Stock owned by such Persons, and second, all of the securities to be offered for the account of the Company.

                (b) Expenses. The Company shall bear all Registration Expenses (other than underwriting discounts and commissions) in connection with any registration pursuant to this Section 3; provided, however, that each Designated Holder participating in such registration shall bear the costs of its own legal counsel, if any.

        4.      Holdback Agreements

                (a) Restrictions on Public Sale by Designated Holders. Each Designated Holder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Act, during the 180-day period beginning on the effective date of any Registration Statement (except as part of such registration), if and to the extent requested by the Company in the case of a nonunderwritten public offering or if and to the extent requested by the Company Underwriter in the case of an underwritten public offering.

                (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its Common Stock, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and (ii) three (3) months after the effective date of such Registration Statement.

        5.      Registration Procedures

                (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3 of this Agreement, the Company shall use its reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                        (i) use its reasonable efforts to prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Common Stock and such Registrable Securities in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector (as hereinafter defined) with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel. and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                        (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) three (3) months and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                        (iii) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                        (iv) use its reasonable efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for the lesser of (x) three (3) months and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                        (v) use its reasonable efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                        (vi) upon discovery that, or upon the happening of any event as a result of which, the prospectus included in a Registration Statement covering Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (x) promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and (y) immediately prior to the preparation of such amendment or supplement to such prospectus, notify each seller of Registrable Securities of the anticipated preparation thereof;


                        (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Company Underwriter, if any) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                        (viii) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                        (ix) if such sale is pursuant to an underwritten offering, use its reasonable efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably request;

                        (x) use its reasonable efforts to furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                        (xi) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen
(15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder;

                        (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

                        (xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                        (xiv) use reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

                (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                (c) Notice to Discontinue. Each Designated Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(a)(vi) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 5(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(a)(vi) to and including the date when the Designated Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 5(a)(vi).

                (d) Registration Expenses. The Company shall pay all expenses (other than as set forth in Section 3(b)) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits incident to or required by any registration or qualification) and (v) any liability insurance or other premiums for insurance obtained in connection with any registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in this Section 5(d) are referred to herein as "Registration Expenses."

        6.      Indemnification; Contribution

                (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Designated Holder, its officers, directors, trustees, partners, members, employees, advisors and agents and each Person who controls (within the meaning of the Act or the Exchange Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation (generally, "Damages"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

                (b) Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3 hereof, each such Designated Holder shall furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus, and each Designated Holder agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Act and the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only with respect to any such information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein.

                (c) Procedures. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless
(i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to it which are different from or additional to and in conflict with those available to the Indemnifying Party and in such event, the Indemnifying Party shall pay the fees and expenses of counsel to the Indemnified Party only to the extent that such separate counsel is necessary under such applicable standards of professional conduct in the case of the foregoing clause (x) or to the extent necessary to avoid any conflict in the case of the foregoing clause (y). In either of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

                (d) Contribution. If the indemnification provided for in this Section 6 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Damages referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount of Damages paid or payable by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Damages, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.

                (e) Limitations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to indemnification or contribution from any Person. Notwithstanding anything to the contrary provided above, the total amount of Damages subject to indemnification or contribution by any Designated Holder under this Section 6 shall not exceed the net proceeds received by such Designated Holder in the offering to which the registration statement or prospectus relates.

        7. Rule 144. From and after the IPO Effectiveness Date, the Company covenants that it shall file any reports required to be filed by it under the Exchange Act and that it shall take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

        8. Miscellaneous Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to (i) the shares of Common Stock and (ii) to any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Common Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by sale, merger or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

                (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

                (c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) Designated Holders owning at least 75% of the Registrable Securities. Any such written consent shall be binding upon the Company and all of the Designated Holders.

                (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, courier service, overnight mail or personal delivery as follows:

                        (i)     if to the Company:

                                OptiMark Technologies, Inc.
                                530 Main Avenue
                                Durango, CO 81301
                                Telecopy: (970) 247-8844
                                Attention: William A. Lupien

                                with a copy to:

                                Ducker, Montgomery & Lewis, P.C.
                                One Civic Center Plaza
                                1560 Broadway, Suite 1500
                                Denver, CO 80202
                                Telecopy: (303) 861-4017
                                Attention: Robert C. Montgomery, Esq.

                        (ii)    if to any Purchaser:

                                To the address of such Purchaser shown on
                                Schedule I hereto, or to any other address of which a Purchaser may give notice to the Company pursuant to this paragraph (e)

        All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; and five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

                (f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder.

                (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Designated Holders shall be enforceable to the fullest extent permitted by law.

                (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, in the Stockholders Agreement and in the Stock Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                (l) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

        IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                                COMPANY:

                                OPTIMARK TECHNOLOGIES, INC.

                                By: /s/ William A. Lupien
                                Chief Executive Officer

                                PURCHASERS:

                                See attached signature pages

                                 Signature Page

             (to Registration Rights Agreement dated April 23, 1998)

                                Purchaser:
                                Virginia Surety Company, Inc.
                                By: /s/ Michael A. Conway
                                Senior Vice President

                                The Goldman Sachs Group, L.P.
                                By: The Goldman Sachs Corporation,
                                its General Partner
                                By: /s/ J. David Rogers
                                Executive Vice President

                                Castellini Family Partnership, L.P.
                                By: JAC Management LLC,
                                its General Partner
                                By: /s/ Jerome A. Castellini
                                Manager

                                OMK Partners, L.P.
                                By: JAC Management LLC,
                                its General Partner
                                By: /s/ Jerome A. Castellini
                                Manager

                                /s/ Jerome A. Castellini

                                Greenwich Ventures, L.P.
                                By: Greenwich Ventures, L.L.C.,
                                its General Partner
                                By: /s/ Jon Victor
                                Managing Partner

                                Vantage Ventures, C.V.
                                By: Greenwich Ventures, L.L.C.,
                                its General Partner
                                By: /s/ Jon Victor
                                Managing Partner

                                Big Island, LLC
                                By: /s/ David R. Duncan
                                Manager

                                Everen Capital Corporation
                                By: /s/ James R. Boris
                                Chief Executive Officer

                                /s/ Charles F. Knight

                                /s/ Lester B. Knight

                                Nihon Keizai Shimbun, Inc.
                                By: /s/ Ryoki Sugita
                                Executive Managing Director

                                QUICK Corp.
                                By: /s/
                                Senior Managing Director

                                JCB Venture Partnership IV
                                By: /s/ J.C. Bradford Jr.

                                Commerce Partners I
                                By: /s/ J.C. Bradford Jr.

                                /s/ Jeffrey E. Powell

                                Prairie Acorn Ventures, LLC
                                By: /s/

                                /s/ Harvey P. Eisen

                                Jones & Associates, Inc.
                                By: /s/ Anthony J. Tesoro
                                Chairman, Chief Executive Officer

                                Jones Investment Group, LLC
                                By: /s/ Anthony J. Tesoro
                                President

                                BT Investment Partners, Inc.
                                By: /s/ Peter Scutt
                                Managing Director

                                ML IBK Positions, Inc.
                                By: /s/   James V. Caruso
                                Vice President

                                Merrill Lynch KECALP L.P. 1997
                                By:  KECALP, Inc., its General Partner
                                By: /s/   Robert F. Tully
                                Vice President and Treasurer

                                Merrill Lynch KECALP International L.P. 1997
                                By:  KECALP International, Inc.,
                                its General Partner
                                By: /s/   Robert F. Tully
                                Treasurer

                                OptiMark Investors General Partnership
                                By: /s/   David Baylor
                                General Partner

                                Winslade Management Limited
                                By: /s/  Michael Buckley

                                /s/  Jamie Blond

                                Credit Suisse First Boston OptiMark
                                Investors, Inc.
                                By: /s/
                                Managing Director

                                /s/  John H. Blair

                                Paine Webber Capital Inc.
                                By: /s/  Dhananjay Pai
                                President

                                Dain Rauscher Wessels,
                                a Division of Dain Rauscher Incorporated
                                By: /s/
                                Chairman, President & Chief Executive Officer

                                /s/  Harold S. Bradley
                                /s/  Kathryn Andrasik-Bradley

                                Fremont Concentrated Equity Fund, LLC
                                By: /s/
                                Executive Vice President & Principal
                                Kern Capital Management LLC

                                Perth Capital, LLC
                                By: /s/

                                Orincon Technologies, Inc.
                                By: /s/   Thomas P. O'Hara
                                Chief Financial Officer

                                Community Investment Partners III L.P., LLLP
                                By: /s/  Daniel A. Burkhardt
                                Chairman, CIP Management, Inc.

                                First Union Investors, Inc.
                                By: /s/
                                Senior Vice President

                                J Partners
                                By: /s/  Richard Jacinto II
                                Partner

                                J.C. Bradford & Co., L.L.C.
                                By: /s/

                                Tom and Nancy Juda Living Trust
                                UA DTD 5/3/95
                                By: /s/  Tom Juda
                                Trustee

                                Ryan Family Trust April 1, 1997
                                By: /s/  David & Deborah Ryan
                                Trustee

                                D.A. Davidson & Co.
                                By: /s/  ___ B. Davidson
                                Chairman

                                /s/  John P. Dunphy

                                Sanders Morris Mundy Inc.
                                By: /s/  B. T. Morris
                                President

                                Fahnestock & Co. Inc.
                                By: /s/
                                Chairman and CEO

                                Boyd Family Trust
                                By: /s/   Chris Boyd
                                Trustee

                                O'Neil Data Systems, Inc.
                                By: /s/
                                Chairman

                                Haven Capital Management Inc.
                                Profit Sharing Plan C
                                By: /s/  Denis M. Turko
                                Trustee
                                 By:/s/   Stephen Ely
                                Trustee

                                /s/  Stephen Ely

                                /s/  Denis M. Turko

                                Hambrecht & Quist
                                By: /s/
                                Chief Financial Officer

                                AGE Investments, Inc.
                                By: /s/  Robert L. Proost
                                Sole Director

                                Banc Boston Capital Inc.
                                By: /s/  Mary Joseph Rielly
                                Vice President

                                CIBC Wood Gundy Capital Corp.
                                By: /s/  Rick White
                                Managing Director

                                   Schedule I

             (to Registration Rights Agreement dated April 23, 1998)

                                                                   NUMBER OF
                                                   EFFECTIVE       SHARES OF
CERT.                                               DATE OF      SERIES B STOCK
 NO.        NAME AND ADDRESS OF PURCHASER          PURCHASE        PURCHASED
-----  ------------------------------------------ -----------    --------------

              (First Closing:)
B-1     Virginia Surety Company, Inc.              4/23/98         2,000,000
        123 North Wacker Dr., 29th Floor                           ---------
        Chicago, IL 60606

                        TOTAL FIRST CLOSING:                       2,000,000     $20,000,000
-----------------------------------------------------------------------------------------------

                         (Second Closing:)

B-2     The Goldman Sachs Group, L.P.               6/1/98         1,000,000
        85 Broad Street, 12th Floor
        New York, NY 10004

B-3     Greenwich Ventures, L.P.                    6/1/98            74,550
        3463 State Street, #503
        Santa Barbara, CA 93105

B-4     Vantage Ventures, C.V.                      6/1/98            25,450
        3463 State Street, #503
        Santa Barbara, CA 93105

B-5     Castellini Family Partnership, L.P.         6/1/98            31,000
        3 First National Plaza, #5450
        Chicago, IL 60602

B-6     OMK Partners, L.P.                          6/1/98           247,800
        3 First National Plaza, #5450
        Chicago, IL 60602

B-7     Jerome Castellini                           6/1/98            52,000
        3 First National Plaza, #5450
        Chicago, IL 60602

B-8     Big Island, LLC                             6/1/98           180,000
        1777 S. Harrison Street, Suite #1
        Denver, CO 80210

B-9     Everen Capital Corporation                  6/1/98           250,000
        77 West Wacker Drive
        Chicago, IL 60601

                                                                   NUMBER OF
                                                   EFFECTIVE       SHARES OF
CERT.                                               DATE OF      SERIES B STOCK
 NO.        NAME AND ADDRESS OF PURCHASER          PURCHASE        PURCHASED
-----  ------------------------------------------ -----------    --------------
B-10    Charles F. Knight                          6/1/98             40,000
        24 Foreway
        St. Louis, MO 63124

B-11    Lester B. Knight                           6/1/98             10,000
        155 Thorntree                                              ---------
        Winnetka, IL 60093

                        TOTAL SECOND CLOSING:                      1,910,800     $19,108,000
-----------------------------------------------------------------------------------------------

              (Third Closing:)

B-12    Nihon Keizai Shimbun, Inc.                 7/1/98            800,000
        1-9-5 Otemachi
        Chiyoda-ku
        Tokyo, KU 100-8066
        Japan

B-13    QUICK Corp.                                7/1/98            200,000
        828 Otemachi Bldg.                                         ---------
        1-6-1 Otemachi
        Chiyoda-ku
        Tokyo, KU 100
        Japan

                        TOTAL THIRD CLOSING:                       1,000,000     $10,000,000
-----------------------------------------------------------------------------------------------

             (Fourth Closing:)

B-14    JCB Venture Partnership IV                 7/10/98            10,000
        330 Commerce Street
        Nashville, TN 37201

B-15    Commerce Partners I                        7/10/98            70,500
        330 Commerce Street
        Nashville, TN 37201

B-16    Jeffrey E. Powell                          7/10/98            10,000
        330 Commerce Street
        Nashville, TN 37201

B-17    Prarie Acorn Ventures, LLC                 7/10/98            12,000
        311 Walnut Drive
        Nashville, TN 37205

                                                                   NUMBER OF
                                                   EFFECTIVE       SHARES OF
CERT.                                               DATE OF      SERIES B STOCK
 NO.        NAME AND ADDRESS OF PURCHASER          PURCHASE        PURCHASED
-----  ------------------------------------------ -----------    --------------
B-18    Harvey P. Eisen                            7/10/98            25,000
        100 South Bedford Road
        Mt. Kisco, NY 10549

B-19    Jones & Associates, Inc.                   7/10/98           150,000
        32133 W. Lindero Rd., Suite 208
        Westlake Village, CA 91361

B-20    Jones Investment Group, LLC                7/10/98           100,000
        32133 W. Lindero Rd., Suite 208
        Westlake Village, CA 91361

B-21    BT Investment Partners, Inc.               7/10/98           500,000
        130 Liberty Street, 24th Floor
        New York, NY 10006

B-22    ML IBK Positions, Inc.                     7/10/98           750,000
        250 Vesey St., 5th Floor
        New York, NY 10281

B-23    Merrill Lynch KECALP L.P. 1997             7/10/98           562,500
        250 Vesey St., 5th Floor
        New York, NY 10281

B-24    Merrill Lynch KECALP                       7/10/98           187,500
           International L.P. 1997
        250 Vesey St., 5th Floor
        New York, NY 10281

B-25    OptiMark Investors                         7/10/98            66,000
           General Partnership                                     ---------
        600 Montgomery Street
        San Francisco, CA 94111

                       TOTAL FOURTH CLOSING:                       2,443,500     $24,435,000
-----------------------------------------------------------------------------------------------


              (Fifth Closing:)

B-26    Winslade Management Limited                8/5/98             10,000
        P.O. Box 204
        Celtic House
        Victoria Street
        Douglas, Isle of Man
        IM99 1QZ


                                                                   NUMBER OF
                                                   EFFECTIVE       SHARES OF
CERT.                                               DATE OF      SERIES B STOCK
 NO.        NAME AND ADDRESS OF PURCHASER          PURCHASE        PURCHASED
-----  ------------------------------------------ -----------    --------------
B-27    Jamie Blond                                8/5/98             50,000
        260 Franklin Street, 14th Floor
        Boston, MA 02110

B-28    Credit Suisse First Boston                 8/5/98          1,000,000
           OptiMark Investors, Inc.
        11 Madison Avenue, 3rd Floor
        New York, NY 10010

B-29    John H. Blair                              8/5/98             30,000
        11 Madison Avenue, 3rd Floor
        New York, NY 10010

B-30    Paine Webber Capital, Inc.                 8/5/98          1,060,000
        1285 Avenue of the Americas
        14th Floor
        New York, NY 10019

B-31    Dain Rauscher Wessels, a                   8/5/98            100,000
           Division of Dain Rauscher
           Incorporated
        60 South 6th Street
        Minneapolis, MN 55402

B-32    Harold S. Bradley and/or Kathryn           8/5/98             10,000
           Andrasik-Bradley
        c/o American Century Investments
        4500 Main Street
        Kansas City, MO 64111

B-33    Fremont Concentrated                       8/5/98             50,000
           Equity Fund
        114 West 47th Street, Suite 1926
        New York, NY 10036

B-34    Perth Capital, LLC                         8/5/98             25,000
        520 Lake Cook Road
        Deerfield, IL 60015

B-35    Orincon Technologies, Inc.                 8/5/98             10,000
        9363 Towne Centre Drive                                    ---------
        San Diego, CA 92121

                        TOTAL FIFTH CLOSING:                       2,345,000     $23,450,000
-----------------------------------------------------------------------------------------------

                                                                   NUMBER OF
                                                   EFFECTIVE       SHARES OF
CERT.                                               DATE OF      SERIES B STOCK
 NO.        NAME AND ADDRESS OF PURCHASER          PURCHASE        PURCHASED
-----  ------------------------------------------ -----------    --------------

              (Sixth Closing:)

B-36    Community Investment Partners              9/22/98            10,000
         III L.P., LLLP 12555 Manchester Rd.
        St. Louis, MO 63131

B-37    First Union Investors, Inc.                9/22/98           125,000
        1 First Union Center
        Charlotte, NC 28288-0732

B-38    J Partners                                 9/22/98            15,000
        c/o Richard Jacinto II
        235 E. 22nd Street, Suite 10E
        New York, NY 10010

B-39    J.C. Bradford & Co., L.L.C.                9/22/98            25,000
        330 Commerce Street
        Nashville, TN 37201

B-40    Tom and Nancy Juda Living Trust            9/22/98            10,000
           UA DTD 5/3/95
        555 Flower Street
        Los Angeles, CA 90071

B-41    Ryan Family Trust Apr. 1 1997              9/22/98             5,000
        100 Wilshire Blvd., 15th Floor
        Santa Monica, CA 90401

B-42    D.A. Davidson & Co.                        9/22/98            10,000
        P.O. Box 5015
        Davidson Building
        Great Falls, MT 59401

B-43    John P. Dunphy                             9/22/98             5,000
        Financial Square
        New York, NY 10005

B-44    Sanders Morris Mundy Inc.                  9/22/98            25,000
        3100 Chase Tower
        600 Travis Street
        Houston, TX 77002


                                                                   NUMBER OF
                                                   EFFECTIVE       SHARES OF
CERT.                                               DATE OF      SERIES B STOCK
 NO.        NAME AND ADDRESS OF PURCHASER          PURCHASE        PURCHASED
-----  ------------------------------------------ -----------    --------------
B-45    Fahnestock & Co. Inc.                      9/22/98            15,000
        125 Broad Street, 16th Floor
        New York, NY 10004
        ATTN:  Albert G. Lowenthal

B-46    Boyd Family Trust                          9/22/98            15,700
        4500 Main Street
        Kansas City, MO 64111

B-47    O'Neil Data Systems, Inc.                  9/22/98            20,000
        12655 Beatrice Street
        Los Angeles, CA 90066

B-48    Haven Capital Management Inc.              9/22/98            15,000
        Profit Sharing Plan C
        655 Third Avenue
        New York, NY 10017

B-49    Steve Ely                                  9/22/98             2,500
        655 Third Avenue
        New York, NY 10017

B-50    Denis M. Turko                             9/22/98             2,500
        655 Third Avenue                                           ---------
        New York, NY 10017

                        TOTAL SIXTH CLOSING:                         300,700     $3,007,000
-----------------------------------------------------------------------------------------------

             (Seventh Closing:)

B-51    Hambrecht & Quist California              10/13/98            25,000
        One Bush Street                                            ---------
        San Francisco, CA 94104

                      TOTAL SEVENTH CLOSING:                          25,000     $250,000
-----------------------------------------------------------------------------------------------
             (Eighth Closing:)


B-52    AGE Investments, Inc.                      11/4/98            50,000
        One North Jefferson Street                                 ---------
        St Louis, MO 63103

                       TOTAL EIGHTH CLOSING:                          50,000     $500,000
-----------------------------------------------------------------------------------------------

                                                                   NUMBER OF
                                                   EFFECTIVE       SHARES OF
CERT.                                               DATE OF      SERIES B STOCK
 NO.        NAME AND ADDRESS OF PURCHASER          PURCHASE        PURCHASED
-----  ------------------------------------------ -----------    --------------
              (Ninth Closing:)

B-53    BancBoston Capital Inc.                    12/3/98            75,000
        175 Federal Street, 10th Floor                             ---------
        Boston, MA 02110

                        TOTAL NINTH CLOSING:                          75,000     $750,000
-----------------------------------------------------------------------------------------------

              (Tenth Closing)

B-54    CIBC Wood Gundy Capital Corp.             12/22/98           850,000     $8,500,000
        425 Lexington Avenue                                       ---------
        New York, NY 10017


                        TOTAL TENTH CLOSING:                         850,000     $8,500,000
-----------------------------------------------------------------------------------------------


                                     Summary
                                     -------

            Closing                           Shares                            $
        ---------------                 ----------------                ---------------

               1                            2,000,000                     $ 20,000,000
               2                            1,910,800                     $ 19,108,000
               3                            1,000,000                     $ 10,000,000
               4                            2,443,500                     $ 24,435,000
               5                            2,345,000                     $ 23,450,000
               6                              300,700                     $  3,007,000
               7                               25,000                     $    250,000
               8                               50,000                     $    500,000
               9                               75,000                     $    750,000
                                           ----------                     ------------
               10                             850,000                     $  8,500,000
                                           ----------                     ------------
            Totals:                        11,000,000                     $110,000,000